 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2020

LEVI STRAUSS & CO.

(Exact name of registrant as specified in its charter)
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Delaware (State or Other Jurisdiction of Incorporation)	001-06631 (Commission File Number)	94-0905160 (I.R.S. Employer Identification No.)

1155 BATTERY STREET

SAN FRANCISCO, CALIFORNIA 94111
(Address of principal executive offices, including zip code)

(415) 501-6000
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	LEVI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

First Supplemental Indenture

On April 17, 2020, Levi Strauss & Co. (the “Company”) closed its private placement of $500 million aggregate principal amount of 5.00% Senior Notes due 2025 (the “Notes”). The Notes were issued pursuant to an Indenture, dated as of April 27, 2015, between the Company and Wells Fargo Bank National Association, as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture, dated as of April 17, 2020 (the “First Supplemental Indenture”), between the Company and the Trustee. The Notes will be treated as a single series of notes with the $500 million outstanding 5.00% Senior Notes due 2025, which the Company issued on April 27, 2015 (the “Existing Notes”), and have substantially the same terms as those of the Existing Notes, except that the Notes are subject to the Registration Rights Agreement and until the Notes are registered and exchanged for Exchange Notes (defined below), the Notes will have a different CUSIP number from the Existing Notes and will not be fungible with the Existing Notes.

Upon the closing of the private placement of the Notes, the total principal amount of 5.00% Senior Notes due 2025 outstanding is $1 billion.

Registration Rights Agreement

In connection with the offering of the Notes, the Company has agreed pursuant to a Registration Rights Agreement, dated as of April 17, 2020 (the “Registration Rights Agreement”), between the Company and BofA Securities, Inc., for itself and the other several initial purchasers of the Notes, to use its reasonable best efforts to register the Notes under the Securities Act so as to allow holders of the Notes to exchange the Notes for the same principal amount of a new issue of notes (the “Exchange Notes”) with substantially identical terms, except that the Exchange Notes will generally be freely transferable under the Securities Act of 1933, as amended. In addition, the Company agreed to file, under certain circumstances, one or more shelf registration statements to cover resales of the Notes. If the Company fails to satisfy these obligations and its other obligations as set forth in the Registration Rights Agreement, it will be required to pay additional interest to the holders of the Notes.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information with respect to the First Supplemental Indenture under Item 1.01 is incorporated herein by reference.

Item 8.01.  Other Events

On April 14, 2020, Levi Strauss & Co. announced that it had priced a private placement of $500 million aggregate principal amount of 5.00% Senior Notes due 2025. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

Exhibits.

Exhibit No.	Description

4.1	First Supplemental Indenture, dated as of April 17, 2020, by and between Levi Strauss & Co. and Wells Fargo Bank, National Association, as Trustee.
4.2	Registration Rights Agreement, dated as of April 17, 2020, by and between Levi Strauss & Co. and BofA Securities, Inc.
99.1	Press Release, dated April 14, 2020, announcing Levi Strauss & Co.’s pricing of Senior Notes due 2025.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE: April 17, 2020	By:	/s/ GAVIN BROCKETT
Name: Gavin Brockett
Title: Senior Vice President and Global Controller (Principal Accounting Officer and Duly Authorized Officer)

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